UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2014

CNH Industrial Capital LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-182411 (Commission File Number)	39-1937630 (IRS Employer Identification No.)

5729 Washington Avenue Racine, Wisconsin (Address of principal executive offices)	53406 (Zip Code)

(262) 636-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 25, 2014, CNH Industrial N.V. announced that its wholly-owned subsidiary, CNH Industrial Capital LLC (“CNH Industrial Capital”), priced $500 million aggregate principal amount of 3.375% notes due 2019. The notes will mature on July 15, 2019. Interest on the notes will be paid on January 15 and July 15 of each year, commencing on January 15, 2015. The net proceeds of the offering are intended to be used for working capital and other general corporate purposes, including, among other things, the purchase of receivables or other assets. The net proceeds may also be applied to repay CNH Industrial Capital’s indebtedness as it becomes due.

CNH Industrial Capital placed the notes in a private placement under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Certain statements incorporated by reference in this Current Report on Form 8-K may be forward-looking statements, which may involve a number of risks and uncertainties that could cause actual events or results to differ materially from those described. CNH Industrial Capital undertakes no obligation to update forward-looking statements.

See Press Release, dated June 25, 2014, “Pricing of CNH Industrial Capital LLC $500 million notes” attached hereto as Exhibit 99.1, which is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release “Pricing of CNH Industrial Capital LLC $500 million notes” dated June 25, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNH INDUSTRIAL CAPITAL LLC

Date: June 25, 2014	By:	/s/ Douglas MacLeod
Douglas MacLeod
Chief Financial Officer and Assistant Treasurer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release “Pricing of CNH Industrial Capital LLC $500 million notes” dated June 25, 2014.